Exhibit 32.1

CERTIFICATION

In connection with the quarterly report of CenterState Banks of Florida, Inc. (“Company”) on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (“Report”), the undersigned does hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) to the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 7, 2007	By:	/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman, President and Chief Executive Officer